SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Network Appliance, Inc.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NETWORK APPLIANCE, INC.
495 East Java Drive
Sunnyvale, CA 94089
______________________

Dear Network Appliance Stockholder:

     Network Appliance, Inc., a Delaware corporation, will be holding our Annual Meeting of Stockholders on August 31, 2006, at 3:00 p.m., local time. The meeting will be held at our company headquarters located at 495 East Java Drive, Sunnyvale, California, 94089. At the meeting, you will be asked to consider and vote upon the following proposals:

     1. To elect ten directors of the Company;

     2. To approve an amendment to the Company’s 1999 Stock Option Plan (1999 Plan) to increase the share reserve by an additional 10,900,000 shares of Common Stock;

     3. To approve an amendment to the 1999 Plan to increase Director compensation under the Automatic Option Grant Program from an option to purchase 15,000 shares to an option to purchase 20,000 shares;

     4. To approve an amendment to the Company’s Employee Stock Purchase Plan (Purchase Plan) to increase the share reserve under the Purchase Plan by an additional 1,600,000 shares of Common Stock;

     5. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 27, 2007.

     After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the proposals. Details of the proposals and business to be conducted at the meeting can be found in the enclosed Proxy Statement. Of particular importance this year are the requests for an increase in the share reserve under the Company’s 1999 Plan in Proposal No. 2 and the increase in Director compensation in Proposal No. 3.

     Network Appliance is and intends to continue to be a growth company. However, in order to continue to grow, it is crucial to hire additional qualified people to achieve our long-term strategic goals. Therefore, we are requesting that additional shares be added to the 1999 Plan in order to hire, retain and motivate strong candidates from a very competitive pool. In fiscal year 2006, NetApp added approximately 1,175 employees, a 31% increase, and approximately 51% of the stock options granted went to new hires. In addition, stock options remain an important incentive to retain key employees. Our growth prospects may be limited if we are unable to grant sufficient options to attract, retain and motivate high-quality employees. We strongly believe that the amendment to the 1999 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate. Thank you for your consideration and support.

     The Compensation Committee has voted to increase Director compensation from an option to purchase 15,000 shares annually to an option to purchase 20,000 shares annually for service as a Board member. Based upon an independent review of market comparable director compensation, the Compensation Committee has determined that in order to remain competitive with market standards and continue to attract and retain highly qualified Directors to the Board, the additional 5,000 shares are warranted.

     Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet, or date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY TELEPHONE, OR INTERNET; SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company’s 2006 Annual Report has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.

     Thank you for your participation in this important activity.

Sincerely yours,

Daniel J. Warmenhoven
Chief Executive Officer

Sunnyvale, California
July 12, 2006

YOUR VOTE IS EXTREMELY IMPORTANT
Please vote by telephone or Internet, or date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that your shares may be voted.

NETWORK APPLIANCE, INC.
495 East Java Drive
Sunnyvale, CA 94089
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 31, 2006
______________________

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (Annual Meeting) of Network Appliance, Inc., a Delaware corporation (Company), will be held on August 31, 2006, at 3:00 p.m., local time, at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089, for the following purposes:

     1. To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified:, Daniel J. Warmenhoven, Donald T. Valentine, Jeffry R. Allen, Carol A. Bartz, Alan L. Earhart, Edward Kozel, Mark Leslie, Nicholas G. Moore, George T. Shaheen, and Robert T. Wall;

     2. To approve an amendment to the Company’s 1999 Stock Option Plan (1999 Plan) to increase the share reserve by an additional 10,900,000 shares of Common Stock;

     3. To approve an amendment to the 1999 Plan to increase Director compensation under the Automatic Option Grant Program from an option to purchase 15,000 shares to an option to purchase 20,000 shares;

     4. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the share reserve by an additional 1,600,000 shares of Common Stock;

     5. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 27, 2007.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on July 5, 2006, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     To ensure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted on at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting. Please vote by telephone or Internet, or date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that your shares may be voted.

     Thank you for your participation.

BY ORDER OF THE BOARD OF DIRECTORS,

Daniel J. Warmenhoven
Chief Executive Officer
Sunnyvale, California
July 12, 2006

     YOUR VOTE IS EXTREMELY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET, OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

PROXY STATEMENT
____________________

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
NETWORK APPLIANCE, INC.
To Be Held August 31, 2006
______________________

General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the Board of Directors or the Board) of Network Appliance, Inc., a Delaware corporation (Company or Network Appliance), of proxies to be voted at the Annual Meeting of Stockholders (the Annual Meeting) to be held on August 31, 2006, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on July 5, 2006, will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:00 p.m., local time, at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089.

     It is anticipated that this Proxy Statement and the enclosed proxy card and voting instructions will be mailed to stockholders on or about July 18, 2006.

Voting Rights

     The close of business on July 5, 2006, was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, the Company had approximately 371,593,395 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, and approximately 1,388 registered stockholders. No shares of the Company’s Preferred Stock were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held by such stockholder on July 5, 2006. A majority of the shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote at the Annual Meeting (Votes Cast) with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact on the election of Directors once a quorum exists.

     Broker nonvotes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker nonvotes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker nonvote will make a quorum more readily attainable, but the broker nonvote will not otherwise affect the outcome of the vote on a proposal.

     Stockholders may vote by proxy. The enclosed proxy is solicited by the Company’s Board, and when the proxy card is returned properly completed by telephone, Internet or mail, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is voted by telephone, or Internet or signed and returned by mail, without choices specified, in the absence of contrary instructions, subject to Rule 14a-4(d)(1) under the Exchange Act, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, 3, 4 and 5 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

     For Proposal No. 1, the ten director nominees receiving the highest number of affirmative votes will be elected. Approval of each of Proposal Nos. 2, 3, 4 and 5 requires the affirmative vote of a majority of the number of Votes Cast. All votes will be tabulated by the inspector of the election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes.

Revocability of Proxies

     Any stockholder giving a proxy has the power to revoke it at any time before its exercise. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

     The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, electronic communication, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitations of proxies, for which the Company will pay an estimated fee of $10,000 plus reimbursement of expenses.

Annual Report

     The Annual Report of the Company for the fiscal year ended April 28, 2006, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

     PROPOSAL NO. 1:

ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors constituting the entire board are to be elected to serve until the next Annual Meeting of Stockholders or until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the ten nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. There are ten nominees, each of whom is currently a director of the Company. All of the current directors were elected to the Board by the stockholders at the last Annual Meeting, with the exception of Mr. Kozel. Mr. Kozel was nominated to the Board by the Nominating Committee and was unanimously elected as a Director in May, 2006. Mr. Kozel brings a depth of expertise and business knowledge in the technology industry stemming from his prior experience with leading technology companies, including Yahoo! and Cisco. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The ten candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than ten nominees. The Nominating Committee recommended the new nominees and each was duly elected at a meeting of the Board.

Nominees

     The nominees for directors of the Company, and their ages as of May 26, 2006, are as follows:

Name	Age	Position
Daniel J. Warmenhoven	55	Chief Executive Officer and Director
Donald T. Valentine	73	Chairman of the Board, Director
Jeffry R. Allen	54	Director
Carol A. Bartz	57	Director
Alan L. Earhart	62	Director
Edward Kozel	50	Director
Mark Leslie	60	Director
Nicholas G. Moore	64	Director
George T. Shaheen	61	Director
Robert T. Wall	60	Director

     The members of the committees are identified in the following table:

Nominating/Corporate
Director	Audit	Investment	Compensation	Governance
Daniel J. Warmenhoven		X
Donald T. Valentine				Chair
Jeffry R. Allen		Chair
Carol A. Bartz			Chair	X
Alan L. Earhart	X	X
Edward Kozel
Mark Leslie		X	X
Nicholas G. Moore	Chair			X
George T. Shaheen	X
Robert T. Wall		X	X

     DANIEL J. WARMENHOVEN joined the Company in October 1994 as President and Chief Executive Officer, and has been a member of the Board of Directors since October 1994. In May 2000, he resigned the role of President, and currently serves as Chief Executive Officer and as a member of the Board of Directors of Network Appliance, Inc. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. Prior to his work with Network Equipment Technologies, Mr. Warmenhoven held executive and managerial positions at Hewlett-Packard from 1985 to 1989 and IBM Corporation from 1972 to 1985. Mr. Warmenhoven is a Director of Stoke, Inc. and PowerFile, Inc., both privately held companies. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

     DONALD T. VALENTINE has been a member of the Board of Directors of the Company and Chairman of the Board since September 1994. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. He resigned as Chairman of the Board of diCarta Inc. in January 2006 and as Vice Chairman of the Board of Directors of Cisco Systems, Inc. in November 2005. Mr. Valentine currently serves on the Board of Directors of Traiana, Inc. Mr. Valentine holds a B.A. degree from Fordham University.

     JEFFRY R. ALLEN has been a member of the Board of Directors since May 2005. Prior to his role on the Board, Mr. Allen was the Executive Vice President of Business Operations at the Company. Mr. Allen joined the company in 1996 as the Chief Financial Officer and Vice President of Finance and Operations. Before coming to the Company, Mr. Allen served as Senior Vice President of Operations for Bay Networks, where he was responsible for manufacturing and distribution functions. From 1990 to 1995, he held the position of Controller for SynOptics Communications and became Vice President and Controller for Bay Networks, the new company created via the merger of SynOptics and Wellfleet Communications. Previously, Mr. Allen had a 17-year career at Hewlett-Packard Company, where he served in a variety of financial, information systems, and financial management positions, including controller for the Information Networks Group. Mr. Allen is a Director of Airgo Networks, a privately held company. Mr. Allen holds a B.S. degree from San Diego State University.

     CAROL A. BARTZ has been a member of the Board of Directors since September 1995. From April 1992 to May 2006, Ms. Bartz served as Chief Executive Officer of Autodesk, Inc., and a design software company. Ms. Bartz became Executive Chairman of the Board of Directors of Autodesk, Inc. in May 2006. Prior to that, Ms. Bartz was with Sun Microsystems, Inc. from September 1983 to April 1992, most recently as Vice President of Worldwide Field Operations. In addition, Ms. Bartz also currently serves on the Board of Directors of Cisco Systems, Inc. and BEA Systems, Inc. Ms. Bartz received a B.A. degree in computer science from the University of Wisconsin.

     ALAN L. EARHART has been a member of the Board of Directors since December 2004. Mr. Earhart has more than three decades of financial and accounting expertise that includes close involvement with many technology companies, including Cisco Systems, Legato, Varian and Polycom. A former PricewaterhouseCoopers office managing partner, Mr. Earhart began his career as a certified public accountant in 1970 with Coopers & Lybrand’s San Francisco office. He rose through the company to become regional managing partner before its merger with Price Waterhouse. After the merger, Mr. Earhart was named managing partner for PricewaterhouseCoopers’ Silicon Valley offices. In addition, he previously served as chair of Coopers & Lybrand’s National Venture Capital Industry Group. Mr. Earhart, who retired from PricewaterhouseCoopers in 2001, also serves on the board of directors and is chairman of the audit committee of Foundry Networks, Quantum Corporation and Monolithic Power Systems. Mr. Earhart is currently an independent consultant. Mr. Earhart received a B.S. degree in accounting from The University of Oregon.

     EDWARD KOZEL has been a member of the Board since May 2006. Mr. Kozel is President and Chief Executive Officer of cRight, Inc., a search-based marketing company for peer-to-peer networks. Previously, he was a Managing Director of Integrated Finance, Ltd., a private advisory services firm and he spent 5 years as Managing Member of Open Range LLC., a private venture firm. Mr. Kozel joined Cisco Systems in 1989 and served as its Chief Technology Officer and Senior Vice President of Business Development until 2001, helping Cisco become a multinational technology leader. Mr. Kozel previously worked at Boeing, McDonnell Douglas and SRI International, where he participated in the early design and development of the Internetwork Protocol (IP) model and TCP/IP, packet radio networks and highly distributed information systems. Mr. Kozel currently serves on the boards of Yahoo! Inc. and Reuters PLC. Mr. Kozel has a B.S. degree in electrical engineering from the University of California, Davis.

     MARK LESLIE has been a member of the Board of Directors since July 2004. Mr. Leslie was the founding CEO of Veritas Software. He joined the Board of Directors of Veritas Software in May of 1988; became the Chairman, President and CEO when Veritas was restarted as a software company in 1990; and continued in service until he retired from the CEO position in 2000, from the Chairman position in 2001 and from the board in 2004. Mr. Leslie currently serves on the boards of Avaya Corporation and a number of privately held high-technology corporations, including Cassatt Corporation, db4 objects, Inc., Model N Software, Panta Systems, Scalix Corporation and PostX Corporation. Mr. Leslie is also a Lecturer at Stanford Graduate School of Business and Stanford University Graduate School of Engineering. Mr. Leslie received a B.A. degree in physics and mathematics from New York University and completed Harvard Business School’s program for management development. Mr. Leslie is currently the managing director of Leslie Ventures.

     NICHOLAS G. MOORE has been a member of the Board of Directors since April 2002. Mr. Moore served as Global Chairman, Chief Executive Officer-U.S. of PricewaterhouseCoopers LLP from July 1998 until June 2001. Prior to that, he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from October 1994 until June 1998, when it was merged into PricewaterhouseCoopers LLP. Mr. Moore retired in 2001. Mr.

Moore presently serves on the Board of Directors of Bechtel Group, Inc., Gilead Sciences, Wells Fargo Bank, and two privately held companies, E2open and AmberPoint. Mr. Moore received a B.S. degree in accounting from St. Mary’s College and a J.D. from Hastings College of Law, University of California.

     GEORGE T. SHAHEEN has been a member of the Board of Directors since June 2004. He was the Chief Executive Officer of Siebel Systems, Inc from April 2005 to January 2006. He was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989-1999. He then became the CEO and Chairman of the Board of Webvan Group, Inc. from 1999-2001. Mr. Shaheen serves on the boards of think3, 24/7 Customer, and he is a member of the Advisory Board of the Marcus & Millichap Company. He has served as an IT Governor of the World Economic Forum and he is a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a B.S. degree and an M.B.A. from Bradley University.

     ROBERT T. WALL has been a member of the Board of Directors since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. Mr. Wall was also a founder, and since November 2000, the Chairman of the Board of Directors of Airgo Networks, Inc., a Wi-Fi wireless networking systems company. From June 1997 to November 1998, he was Chief Executive Officer and a member of the Board of Directors of Clarity Wireless, Inc., a broadband wireless data communications company that was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. He received an A.B. degree in economics from De Pauw University and an M.B.A. from Harvard Business School.

Board Meetings and Committees

     The Board of Directors held 6 regular meetings during fiscal 2006. With the exception of new member Mr. Kozel, each member of the Board of Directors during fiscal 2006 attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during such period and (ii) the total number of meetings held during such period by all Committees of the Board on which he or she served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee, an Investment Committee and a Compensation Committee.

     During fiscal 2006, the Audit Committee was composed of Directors Shaheen, Earhart, and Moore, all of whom are independent in accordance with the requirements of applicable SEC and NASDAQ rules and regulations. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s auditors, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter. The Audit Committee of the Board of Directors held ten (10) meetings during fiscal 2006.

     During fiscal 2006, the Nominating/Corporate Governance Committee was composed of Directors Moore, Bartz and Valentine, all of whom are independent in accordance with applicable NASDAQ rules. The committee evaluates and recommends to the Board of Directors candidates for Board membership and considers nominees recommended by stockholders. The committee also develops and recommends corporate governance policies and other governance guidelines and procedures to the Board of Directors. The Nominating/Corporate Governance Committee held one (1) meeting during fiscal 2006.

     During fiscal 2005, the Investment Committee was formed for the purpose of reviewing, evaluating and approving acquisitions and divestitures for the Company. In fiscal 2006, the Investment Committee was composed of Directors Allen, Warmenhoven, Earhart, Leslie and Wall. The Investment Committee held five (5) meetings during fiscal 2006.

     The Compensation Committee, which is composed of Directors Bartz, Leslie and Wall, establishes salaries, incentive bonus programs and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. Directors Bartz, Leslie and Wall are independent in accordance with applicable NASDAQ rules. The Compensation Committee of the Board of Directors held four (4) meetings during fiscal 2006. In addition the Committee approved stock option grants on a monthly basis by means of Unanimous Written Consents.

Director Compensation

     In fiscal year 2006, the members of the Board of Directors received an annual cash retainer for their service as directors in the amount of $30,000. Audit Committee members received an additional $10,000, and Compensation Committee and Nominating/Governance committee members received an additional $5,000 per committee. Directors are eligible to receive stock options under the Automatic Option Grant Program in effect under the 1999 Plan, under which option grants to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date are automatically made at periodic intervals to eligible nonemployee Board members.

     For fiscal year 2007, members of the Board of Directors will receive an annual cash retainer for their service as directors, in the amount of $30,000. Audit Committee members shall receive an additional $10,000 in cash and Compensation and Nominating/Governance committee members shall receive an additional $5,000 in cash per committee. The Chair of the Audit Committee shall receive an additional $5,000 in cash. Directors who serve as the Chair of the Board or the Chair of one of the committees of the Board will receive an additional stock option grant under the 1995 Plan of 5,000 shares of stock per Chair, with a per share exercise price equal to the fair market value on the date of the grant. Each option grant has a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of committee service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service on the committee prior to vesting in those shares. The shares subject to each such 5,000 share grant will vest (and the Company’s repurchase right as to those shares will terminate) upon the Director’s completion of one term of committee service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting.

     At the 2005 Annual Stockholders Meeting held on August 31, 2005, each of the following individuals re-elected as a nonemployee Board member at that meeting received an option grant for 15,000 shares of Common Stock under the Automatic Option Grant Program of the 1999 Plan with a per share exercise price of $23.73, the fair market value per share of Common Stock on the grant date: Messrs. Valentine, Earhart, Leslie, Moore, Shaheen and Wall, Ms. Bartz and Dr. Semmoto. Each such option grant has a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the per share exercise price, should the Director cease service on the Board prior to vesting of those purchased shares. The shares subject to each such 15,000-share grant will vest (and the Company’s repurchase right as to those shares will terminate) upon the Director’s completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting (i.e., approximately August 30, 2006).

     At the 2005 Annual Stockholders Meeting held on August 31, 2005, the following individuals received option grants of Common Stock for service as Chair of the Board or Chair of one of the committees of the Board: Mr. Valentine, 5,000 shares for serving as Chair of the Board and 5,000 shares for serving as Chair of the Nominating/Corporate Governance Committee; Ms. Bartz, 5,000 shares for serving as Chair of the Compensation Committee; Mr. Moore, 5,000 shares for serving as Chair of the Audit Committee; and Mr. Allen 5,000 shares for serving as Chair of the Investment Committee. Each option grant has a per share exercise price of $23.73, the fair market value per share of Common Stock on the grant date, and a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service on the Board prior to vesting in those shares. The shares subject to each grant will vest (and the Company’s repurchase right as to those shares will terminate) upon the Director’s completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting (i.e., approximately August 30, 2007).

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 1

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN

     We are asking our stockholders to approve an amendment to the 1999 Plan to increase by 10,900,000 the number of shares of the Company’s common stock (Shares) that may be issued thereunder. The Board has approved the increase in the number of Shares reserved for issuance under the 1999 Plan, subject to approval from stockholders at the Annual Meeting. Approval of this amendment to the 1999 Plan requires the affirmative vote of a majority of the Votes Cast. Our named executive officers and directors have an interest in this proposal.

     We are proposing to amend the 1999 Plan to increase by 10,900,000 the number of Shares that may be issued thereunder. To limit the 1999 Plan’s dilutive effect and as part of our desire to follow what we believe to constitute “best practices,” we will limit the number of Shares that may be issued pursuant to “full value” awards that may be granted under the Stock Issuance Program (e.g., restricted stock) or the Performance Share and Performance Unit Program (e.g., restricted stock units) to 10% of the sum of (a) the number of Shares to be added to the 1999 Plan pursuant to this Proposal No. 2, (b) the number of Shares available to be granted pursuant to awards under the 1999 Plan (i.e., reserved but unissued) as of May 26, 2006, and (c) the number of Shares subject to outstanding awards as of May 26, 2006 that actually return to the 1999 Plan (e.g., through the termination or expiration of such awards or the repurchase or reacquisition of unvested Shares).

     We believe strongly that the approval of the amendment to the 1999 Plan is essential to our continued success. Our employees are our most valuable assets. Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry. We believe that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. At this important time in our history, our employees’ innovation and productivity are even more critical to our success in a highly competitive and fast-paced industry. The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders.

Description of the 1999 Stock Option Plan

     The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation. The 1999 Plan is set forth in its entirety and has been filed as an Appendix to this Proxy Statement with the Securities and Exchange Commission. The following summary is qualified in its entirety by reference to the complete text of the 1999 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Background and Purpose of the 1999 Plan

     The 1999 Plan is divided into five separate components: (a) the Discretionary Option Grant Program, (b) the Stock Appreciation Rights Program, (c) the Stock Issuance Program, d) the Performance Share and Performance Unit Program, and (e) the Automatic Option Grant Program. Under the Discretionary Option Grant Program, participants may be granted options to purchase Shares at an exercise price not less than the fair market value of those Shares on the grant date. Under the Stock Appreciation Rights Program, the Plan Administrator is able to grant stock appreciation rights that will allow individuals to receive the appreciation in fair market value of the Shares subject to the award between the exercise date and the date of grant. Under the Stock Issuance Program, the

Plan Administrator is able to make direct issuances of Shares either through the issuance or immediate purchase of such Shares or as a bonus for services rendered by participants on such terms as the Plan Administrator deems appropriate. Under the Performance Share and Performance Unit Program, the Plan Administrator is able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. Under the Automatic Option Grant Program, option grants are automatically made at periodic intervals to nonemployee members of the Board. The 1999 Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, nonemployee directors and consultants who provide significant services to us. In addition, we are unable (without the approval of stockholders) to reprice any outstanding awards of options or stock appreciation rights granted under the 1999 Plan or cancel any outstanding stock option or stock appreciation rights and immediately replace it with a new stock option or stock appreciation rights with a lower exercise price.

Administration of the 1999 Plan

     The Compensation Committee of the Board (Plan Administrator) serves as the primary committee that administers the 1999 Plan. The members of the Compensation Committee must qualify as nonemployee directors under Rule 16b-3 of the Securities Exchange Act of 1934, and as outside directors under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 1999 Plan).

     Subject to the terms of the 1999 Plan, the Plan Administrator has the sole discretion to select the employees and consultants who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards. The Compensation Committee may delegate any part of its authority and powers under the 1999 Plan to one or more directors and/or officers of the Company, but only the Compensation Committee itself can make awards to participants who are executive officers of the Company.

Shares Subject to the 1999 Plan

     If stockholders approve Proposal No. 2, a total of 87,300,000 Shares will be reserved for issuance under the 1999 Plan. As of May 26, 2006, 17,968,106 Shares have been granted and issued under the 1999 Plan; 47,629,637 Shares were granted and subject to outstanding awards under the 1999 Plan. If Proposal No. 2 is approved, 21,702,261 will be available for any new awards to be granted in the future, including the 10,900,000 requested in Proposal No. 2.

     If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 1999 Plan. Also, in the event any change is made to our common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in capitalization of the Company affecting our common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (a) the maximum number and/or class of securities issuable under the 1999 Plan, (b) the maximum number and/or class of securities for which any one individual may be granted stock options, stock appreciation rights, stock issuances, or performance shares and performance units under the 1999 Plan per calendar year, (c) the class and/or number of securities and the purchase price per share in effect under each outstanding award, and (d) the class and/or number of securities for which automatic option grants are to be subsequently made to both new and continuing nonemployee Board members under the Automatic Option Grant Program. The adjustments to the outstanding awards will prevent the dilution or enlargement of benefits thereunder.

Other Stock Plans

     The Company also maintains the 1995 Stock Incentive Plan (the “1995 Plan”), under which individuals in the Company’s service may acquire shares of Common Stock:

   1995 Stock Incentive Plan

     101,700,192 Shares have been reserved for issuance over the term of the 1995 Plan. The 1995 Plan has been approved by the stockholders and is divided into three separate equity incentive programs: (a) the Discretionary Option Grant Program under which individuals in the Company’s service, including officers, employees and nonemployee Board members, may be granted options to purchase shares of Common Stock at an exercise price per share not less than the fair market value per share of Common Stock on the grant date, (b) the Salary Investment Option Grant Program under which the Company’s executive officers and certain other highly-compensated employees may elect to forego a portion of their base salary in exchange for grants of stock options under the terms and conditions specified in the 1995 Plan, including that the options be scheduled to vest in monthly installments over the first year after grant, and (c) the Stock Issuance Program under which individuals may be issued shares of Common Stock directly, through the purchase of such shares at a price per share to be determined by the Plan Administrator at the time of the award or as a fully paid bonus for services rendered the Company or the attainment of designated performance goals. No more than ten percent (10%) of the Shares reserved but unissued under the 1995 Plan as of May 28, 2004 plus ten percent (10%) of the Shares subject to outstanding awards as of such date that return to the 1995 Plan as the result of the termination or expiration of such awards prior to exercise or the repurchase or reacquisition of unvested Shares would be able to be granted under the stock issuance program thereunder. In addition, we are unable (without the approval of stockholders) to reprice any outstanding awards of options granted under the 1995 Plan or cancel any outstanding stock option and immediately replace it with a new stock option with a lower exercise price.

     As of May 26, 2006, options covering 15,009,445 Shares were outstanding under the 1995 Plan, 7,784,292 Shares remained available for future option grants and direct stock issuances, and 78,906,455 Shares had been issued pursuant to awards thereunder.

Eligibility to Receive Awards

     The Plan Administrator selects the employees and consultants who will be granted awards under the Discretionary Option Grant Program, the Stock Appreciation Right Program, the Stock Issuance Program and the Performance Share and Performance Unit Program. The actual number of individuals who will receive an award under the 1999 Plan cannot be determined in advance because the Plan Administrator has the discretion to select the participants. Our nonemployee directors are not eligible to receive discretionary awards under the 1999 Plan. Instead, our nonemployee directors are automatically granted awards of a predetermined number of non-statutory stock options under the Automatic Option Grant Program.

Discretionary Option Grant Program

     A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Discretionary Option Grant Program, the Plan Administrator may grant non-statutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Plan Administrator will determine the number of Shares covered by each option, but during any calendar year of the Company, no participant may be granted stock options or stock appreciation rights covering more than 3,000,000 Shares in the aggregate.

     The exercise price of the Shares subject to each option is set by the Plan Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. The exercise price of an incentive stock option must be at least 110% of the fair market value of the shares covered by the option if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

     An option granted under the Discretionary Option Grant Program of the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Plan Administrator. To the extent the aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options first becomes exercisable by any participant during any calendar year is greater than $100,000, the excess above $100,000 will be treated as a non-statutory stock option. Options granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than 10 years after the grant date.

Stock Appreciation Right Program

     The Plan Administrator is able to grant stock appreciation rights. A stock appreciation right is the right to receive the appreciation in fair market value of the Shares subject to the award between the exercise date and the date of grant. We can pay the appreciation in cash, Shares, or some combination of cash and Shares. Stock appreciation rights will become exercisable at the times and on the terms established by the Plan Administrator, subject to the terms of the 1999 Plan. No participant will be granted stock options and/or stock appreciation rights covering more than 3,000,000 Shares in the aggregate during any calendar year. The exercise price of the Shares subject to each stock appreciation right is set by the Plan Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the award. A stock appreciation right granted under the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock appreciation right at the time of grant.

Stock Issuance Program

     Stock issuances are Shares that vest in accordance with the terms and conditions established by the Plan Administrator. The number of Shares granted to any employee or consultant pursuant to a stock issuance will be determined by the Plan Administrator, but during any calendar year no participant may be granted more than 200,000 Shares pursuant to the Stock Issuance Program. Also, we will limit the number of Shares that may be issued pursuant to “full value” awards under the Stock Issuance Program (e.g., restricted stock) or the Performance Share and Performance Unit Program (e.g. restricted stock units) to 10% of the sum of (a) the number of Shares added to the 1999 Plan as of May 26, 2006, (b) the number of Shares available to be granted pursuant to awards under the 1999 Plan (i.e., reserved but unissued) as of May 26, 2006, and (c) the number of Shares subject to outstanding awards as of May 26, 2006 actually return to the 1999 Plan (e.g., through the termination or expiration of such awards or the repurchase or reacquisition of unvested Shares).

     In determining whether a stock issuance should be made, and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Administrator may determine to make a stock issuance only if the participant satisfies performance goals established by the Plan Administrator.

Performance Share and Performance Unit Program

     The Plan Administrator is able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The Plan Administrator will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $1,000,000 and no participant will receive more than 200,000 performance shares during any calendar year. Performance units will have an initial dollar value established by the Plan Administrator on or before the grant date. Performance shares will have an initial value equal to the fair market value of a Share on the grant date. Also, we will limit the number of Shares that may be issued pursuant to “full value” awards under the Stock Issuance Program (e.g., restricted stock) or the Performance Share and Performance Unit Program (e.g. restricted stock units) to 10% of the sum of (a) the number of Shares added to the 1999 Plan pursuant to this Proposal No. 2, (b) the number of Shares available to be granted pursuant to awards under the 1999 Plan (i.e., reserved but unissued) as of May 26, 2006, and (c) the number of Shares subject to outstanding awards as of May 26, 2006 that actually return to the 1999 Plan (e.g., through the termination or expiration of such awards or the repurchase or reacquisition of unvested Shares).

Performance Goals

     The Plan Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Plan Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total stockholder return.

Automatic Option Grant Program

     Under the 1999 Plan, our nonemployee directors will receive annual, automatic, non-discretionary grants of non-statutory stock options. The details of this program are addressed in Proposal No. 3.

     Each new nonemployee director will receive an option to purchase 55,000 Shares as of the date he or she first becomes a nonemployee director. If Proposal No. 3 is approved, each nonemployee director also will receive an option to purchase 20,000 Shares on the date of each annual stockholder meeting, provided that he or she has been a nonemployee director for at least six months and remains an eligible nonemployee director through each such meeting.

     The exercise price of each option granted to a nonemployee director is equal to 100% of the fair market value (on the date of grant) of the Shares covered by the option. The option granted to a nonemployee director when he or she first becomes a nonemployee director vests as to 25,000 Shares on the first anniversary of the date of grant and as to 10,000 Shares each anniversary thereafter (assuming that he or she remains a nonemployee director on each scheduled vesting date). All options granted thereafter to the nonemployee director become 100% vested on the day preceding the annual stockholders meeting following the grant date. However, if a nonemployee director terminates his or her service on the Board due to death or disability his or her options would immediately vest.

     Options granted to nonemployee directors generally expire no later than 10 years after the date of grant. If a nonemployee director terminates his or her service on the Board prior to an option’s normal expiration date, the option will remain exercisable for 12 months to the extent it has vested. However, the option may not be exercised later than the original expiration date.

Awards to Be Granted to Certain Individuals and Groups

     The number of awards that an employee or consultant may receive under the 1999 Plan is in the discretion of the Plan Administrator and therefore cannot be determined in advance. To date, stock options and performance units have been granted under the 1999 Plan. The following table sets forth (a) the aggregate number of Shares subject to options granted under the 1999 Plan during the last fiscal year, (b) the average per Share exercise price of such options, (c) the aggregate number of Shares of restricted stock granted under the 1999 Plan during the last fiscal year, and (d) the dollar value of such Shares of restricted stock based on $33.84 per Share, the fair market value on May 26, 2006.

		Average	Number of Shares	Dollar Value of
	Number of	Per Share	of Restricted	Shares of Restricted
Name of Individual or Group	Options Granted	Exercise Price	Stock Granted	Stock Granted
Daniel J. Warmenhoven	350,000	$ 29.24	—	$—
Chief Executive Officer
Steven J. Gomo	70,000	$ 29.24	—	$—
Executive Vice President and Chief
Financial Officer
David Hitz	70,000	$ 29.24	—	$—
Executive Vice President and
Founder
Thomas F. Mendoza	100,000	$ 29.24	—	$—
President

		Average	Number of Shares	Dollar Value of
	Number of	Per Share	of Restricted	Shares of Restricted
Name of Individual or Group	Options Granted	Exercise Price	Stock Granted	Stock Granted
Robert E. Salmon	145,000	$ 31.83	—	$—
Executive Vice President, Field
Operations
All executive officers, as a group	1,205,000	$ 29.08	—	$—
All directors who are not executive
officers, as a group	175,000	$ 25.46	—	$—
All employees who are not executive
officers, as a group	12,645,335 (1)	$ 28.98	—	$—
____________________

(1)	Includes 633,500 shares awarded as restricted stock units

Limited Transferability of Awards

     Awards granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer non-statutory stock options (1) to a member of the participant’s family, (2) to a trust or other entity for the sole benefit of the member(s) of the participant’s and/or his or her family, (3) to a former spouse pursuant to a n estate plan or a domestic relations order.

Federal Tax Aspects

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Plan. Tax consequences for any particular individual may be different.

   Nonqualified Stock Options

     No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying Shares on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. However, as a result of the American Jobs Creation Act of 2004, stock options granted with an exercise price below the fair market value of the underlying stock may be taxable at the time of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of the award. It is currently unclear exactly how such an award will be taxed. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

   Incentive Stock Options

     No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the incentive stock option and then later sells or otherwise disposes of the Shares subject to the incentive stock option more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the Shares subject to the incentive stock option before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

   Stock Appreciation Rights

     No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying shares on the date of grant and payable in Shares is granted to a participant. Upon exercise of such a stock appreciation right, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss. As a result of the American Jobs Creation Act of 2004, a stock appreciation right granted with an exercise price less than the fair market value of the underlying Shares on the date of the grant (and that will be settled in cash) may be taxable at the time of vesting in an amount equal to the difference between the fair market value of the underlying Shares and the exercise price of the award. It is still unclear as of this date as to how taxation will occur for such awards.

   Stock Issuance, Performance Units, and Performance Shares

     A participant generally will not have taxable income at the time an award of stock, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of an award of restricted stock may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the Shares underlying the award (less any cash paid for the shares) on the date the award is granted.

   Tax Effect for the Company

     The Company generally will be entitled to a tax deduction in connection with an award under the 1999 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1999 Plan, setting limits on the number of awards that any individual may receive and for awards other than stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 1999 Plan has been designed to permit the Plan Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the Plan

     The Board generally may amend or terminate the 1999 Plan at any time and for any reason.

Summary

     Network Appliance is and intends to continue to be a growth company. However, in order to grow, it is critical to hire additional people to achieve our long-term strategic goals. Therefore, we are requesting additional options in order to hire, retain and motivate strong candidates from a very competitive pool. In addition, stock options remain an important incentive to retain key employees. Our growth prospects may be limited if we are unable to grant sufficient options to attract, retain and motivate high quality employees. We strongly believe that the amendment to the 1999 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 2

PROPOSAL NO. 3:

AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN

     We are asking our stockholders to approve an amendment to the 1999 Plan to increase by 5,000 the number of Shares that may be issued under the Automatic Option Grant Program to continuing nonemployee directors. The Board has approved the increase, subject to approval from stockholders at the Annual Meeting. Approval of this amendment to the 1999 Plan requires the affirmative vote of a majority of the votes cast. Our named nonemployee directors have an interest in this proposal.

     The 1999 Plan contains an Automatic Option Grant Program whereby option grants are made on an annual basis to continuing nonemployee directors, provided such nonemployee director has served as a nonemployee director for at least six (6) months. The amendment to the 1999 Plan would increase the number of Shares subject to such option grants from 15,000 Shares to 20,000 Shares.

     We believe strongly that the approval of the amendment to the 1999 Plan is essential to our continued success and is appropriate in light of the increased responsibilities of nonemployee directors over the last few years. Retaining our nonemployee directors is important to our continued success. Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled nonemployee directors. We believe that nonemployee directors who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented nonemployee directors who help us achieve our business goals, including creating long-term value for stockholders.

Description of the 1999 Stock Option Plan

     Please refer to the summary of principal features of the 1999 Plan and its operation as set forth in Proposal No. 2. That summary is qualified in its entirety by reference to the 1999 Plan as set forth in an Appendix to this Proxy statement.

Automatic Option Grant Program

     Under the 1999 Plan, our nonemployee directors will receive annual, automatic, non-discretionary grants of non-statutory stock options.

     Each new nonemployee director will receive an option to purchase 55,000 Shares as of the date he or she first becomes a nonemployee director. If this Proposal No. 3 is approved, each nonemployee director also will receive an option to purchase 20,000 Shares on the date of each annual stockholder meeting, provided that he or she has been a nonemployee director for at least six months and remains an eligible nonemployee director through each such meeting. If Proposal No. 3 is not approved, each nonemployee director will continue to receive an option to purchase 15,000 Shares on the dated of each annual stockholder meeting, provided that he or she has been a nonemployee director for at least 6 months

     The exercise price of each option granted to a nonemployee director is equal to 100% of the fair market value (on the date of grant) of the Shares covered by the option. The option granted to a nonemployee director when he or she first becomes a nonemployee director vests as to 25,000 Shares on the first anniversary of the date of grant and as to 10,000 Shares each anniversary thereafter (assuming that he or she remains a nonemployee director on each scheduled vesting date). All options granted thereafter to the nonemployee director become 100% vested on the day preceding the annual stockholders meeting following the grant date. However, if a nonemployee director terminates his or her service on the Board due to death or disability his or her options would immediately vest.

     Options granted to nonemployee directors generally expire no later than 10 years after the date of grant. If a nonemployee director terminates his or her service on the Board prior to an option’s normal expiration date, the option will remain exercisable for 12 months to the extent it has vested. However, the option may not be exercised later than the original expiration date.

Summary

     The Company believes that retaining our nonemployee directors is essential to the further growth of our company and continued success. The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented nonemployee directors who help us achieve our business goals, including creating long-term value for stockholders. We strongly believe that the amendment to the 1999 Plan is essential for us to retain and continue to attract talented and experienced directors.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 3

PROPOSAL NO. 4:

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The stockholders are being asked to approve an amendment to the Company’s Employee Stock Purchase Plan (the Purchase Plan), which will increase the number of Shares authorized for issuance under the Purchase Plan by an additional 1,600,000 Shares.

     The purpose of the amendment is to ensure that the Company will continue to have a sufficient reserve of Shares available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase Shares at semi-annual intervals through their accumulated periodic payroll deductions.

     The Purchase Plan was adopted by the Board on September 26, 1995, and became effective on November 20, 1995, in connection with the Company’s initial public offering of its Common Stock.

     The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and has been filed as an Appendix to this Proxy Statement with the Securities and Exchange Commission. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Description of the Purchase Plan

     The Purchase Plan is administered by the Compensation Committee of the Board, serving as the plan administrator. As plan administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

     The maximum number of Shares reserved for issuance over the term of the Purchase Plan is limited to 19,000,000 Shares, assuming stockholder approval of the 1,600,000 share increase that is the subject of this Proposal. As of May 26, 2006, 13,101,956 Shares had been issued under the Purchase Plan, and 5,898,044 Shares were available for future issuance, assuming stockholder approval of the 1,600,000 Share increase.

     The Shares issuable under the Purchase Plan may be made available from authorized but unissued Shares or from Shares of Common Stock reacquired by the Company, including Shares purchased on the open market.

     In the event that any change is made to the outstanding Common Stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (a) the maximum number and class of securities issuable under the Purchase Plan, (b) the number and class of securities subject to each outstanding purchase right and the purchase price per Share in effect thereunder, (c) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, and (d) the maximum number and class of securities purchasable in total by all participants on any one purchase date. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

     Shares are offered under the Purchase Plan through a series of overlapping offering periods, each with a maximum duration of twenty-four (24) months. Such offering periods will begin on the first business day of June and on the first business day of December each year over the term of the Purchase Plan. Accordingly, two (2) separate offering periods will begin in each calendar year.

     Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November each year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, Shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semi-annual purchase date.

     If the fair market value per share of Common Stock on any semi-annual purchase date within a particular offering period is less than the fair market value per share of Common Stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semi-annual purchase of Shares on their behalf and enrolled in the new offering period which begins on the next business day following such purchase date.

Eligibility and Participation

     Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

     An individual who is an eligible employee on the start date of any offering period may join that offering period at that time. However, no employee may participate in more than one offering period at a time.

     As of May 26, 2006, approximately 4,976 employees, including 7 executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

     The purchase price of the Shares purchased on behalf of each participant on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per Share on the start date of the offering period in which the participant is enrolled or (ii) the fair market value on the semi-annual purchase date.

     The fair market value per Share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the NASDAQ National Market. On May 26, 2006, the closing selling per share of Common Stock on the NASDAQ National Market was $33.84 per share.

Payroll Deductions and Stock Purchases

     Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay and commissions) to be applied to the acquisition of Shares at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole Shares at the purchase price in effect for the participant for that purchase date.

Special Limitations

     The Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

  Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

  Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  No participant may purchase more than 1,500 Shares on any one purchase date.

  The maximum number of Shares purchasable in total by all participants on any one purchase date is limited to 1,000,000 Shares.

     The Plan Administrator will have the discretionary authority to increase or decrease the per participant and total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

     The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions may either be applied to the purchase of shares on the next semi-annual purchase date or refunded.

     Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be immediately refunded.

Stockholder Rights

     No participant will have any stockholder rights with respect to the Shares covered by his or her purchase rights until the Shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

     Purchase rights are not assignable or transferable by the participant, and may be exercised only by the participant.

Change in Control

     In the event a change in control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change. The purchase price in effect for each participant will be equal to 85% of the lower of (a) the fair market value per Share on the start date of the offering period in which the participant is enrolled at the time the change in control occurs, or (b) the fair market value per Share immediately prior to the effective date of such change in control. The limitation on the maximum number of Shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to a change in control.

     A change in control will be deemed to occur if (a) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction, (b) the Company sells, transfers or disposes of all or substantially all of its assets, or (c) any person or related group of persons acquires ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Pro-ration

     Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (a) the maximum number of Shares purchasable in total by all participants on any one purchase date, or (b) the number of Shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the Shares pro-rated to such individual.

Amendment and Termination

     The Purchase Plan will terminate upon the earliest of (a) the last business day in May 2011, (b) the date on which all Shares available for issuance thereunder are sold pursuant to exercised purchase rights, or (c) the date on which all purchase rights are exercised in connection with a change in control.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (a) increase the number of Shares issuable under the Purchase Plan, (b) alter the purchase price formula so as to reduce the purchase price, or (c) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

     The table below shows, as to the Named Executive Officers and specified groups, the number of Shares purchased under the Purchase Plan during fiscal 2006, together with the weighted average purchase price paid per Share.

Purchase Plan Transactions

	Number of
	Purchased	Weighted Average
Name	Shares	Purchase Price
Daniel J. Warmenhoven	1,272	$16.71
Chief Executive Officer
Steven J. Gomo	955	$24.55
Executive Vice President and Chief Financial Officer
David Hitz	1,419	$16.56
Executive Vice President and Founder
Thomas F. Mendoza	—	—
President
Robert E. Salmon	1,272	$16.71
Executive Vice President, Field Operations
All current executive officers as a group (7 persons)	6,214	$17.88
All employees, including current officers who are not
executive officers, as a group (2,760 persons)	1,568,850	$18.28

New Plan Benefits

     No purchase rights have been granted, and no Shares have been issued, on the basis of the 1,600,000 share increase which is the subject of this Proposal.

Federal Tax Consequences

     The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased Shares.

     If the participant sells or otherwise disposes of the purchased Shares within two (2) years after the start date of the offering period in which such Shares were acquired or within one (1) year after the actual semi-annual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the Shares and the ordinary income recognized in connection with their acquisition.

     If the participant sells or disposes of the purchased Shares more than two (2) years after the start date of the offering period in which the Shares were acquired and more than one (1) year after the actual semi-annual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased Shares at the time of death, the lesser of (a) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price, or (b) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Stockholder Approval

     The affirmative vote of a majority of the votes cast is required for approval of the amendment to the Purchase Plan described in this Proposal. Should such stockholder approval not be obtained, the 1,600,000 share increase, which is the subject of this Proposal, will not be implemented.

Summary

     The Board believes that it is in the best interests of the Company to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 4

PROPOSAL NO. 5:

RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 27, 2007. The affirmative vote of a majority of the Votes Cast required to ratify the selection of Deloitte & Touche LLP.

     In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 5

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of May 26, 2006 by (i) each person who is known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors and nominees, and executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement, and (iii) all current directors and executive officers and directors as a group.

	Shares Beneficially
5% Stockholders, Named Officers, Directors and	Owned(1)
Executive Officers and Directors as a Group	Number	Percent
Fidelity Management & Research(2)	43,210,450	11.5%
One Federal Street
Boston, MA 02109
TCW Asset Management Company(3)	41,046,318	10.9%
865 South Figueroa Street
Los Angeles, CA 90017
Wellington Company Management(4)	33,879,948	9.0%
75 State Street
Boston, MA 02109
AXA Financial, Inc. (Alliance Capital)(5)	29,886,350	7.9%
1345 Avenue of the Americas
New York, NY 10105
Daniel J. Warmenhoven(6)	9,075,055	2.4%
Steven J. Gomo(7)	424,351	*
David Hitz(8)	6,413,261	1.7%
Thomas F. Mendoza(9)	2,153,937	*
Robert E. Salmon(10)	619,272	*
Donald T. Valentine(11)	948,000	*
Jeffry R. Allen(12)	1,307,722	*
Carol A. Bartz(13)	75,000	*
Alan L. Earhart(14)	70,000	*
Edward Kozel(15)	55,000	*
Mark Leslie(16)	70,893	*
Nicholas G. Moore(17)	60,000	*
Sachio Semmoto(18)	180,000	*
George Shaheen(19)	70,000	*
Robert T. Wall(20)	400,071	*
All current directors and executive officers as a group (17 persons)(21)	27,339,262	7.0%

____________________

*	Less than 1%

(1)	Percentage of ownership is based on 376,363,190 shares of Common Stock outstanding on May 26, 2006. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after May 26, 2006 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006 by FMR Corp., a corporation organized under the laws of the state of Delaware. FMR Corp’s principal place of business is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is a wholly owned subsidiary of FMR Corp, and an investment advisor registered under Section 203 of the Investment Act of 1940. FMR Corp. is deemed to have beneficial ownership of 41,386,057 shares. Fidelity Management & Research Company is the beneficial owner of 41,386,057 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson III, FMR Corp., through its control of Fidelity Management & Research Company and other affiliated Fidelity funds, each has sole power to dispose of the 41,386,057 shares owned by the Fidelity Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2006 by the TCW Group, Inc., a Nevada corporation (“TCW”), on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. TCW’s principal place of business is 865 South Figueroa Street, Los Angeles, CA 90017. The ultimate parent company of TCW and the TCW Business Unit is Societe Generale, S.A., a corporation formed under the laws of France (“SG”). The principal business of SG is acting as a holding company for a global financial services group, which includes certain distinct specialized business units that are independently operated, including the TCW Business Unit. SG, for purpose of the federal securities laws, may be deemed ultimately to control TCW and the TCW Business Unit. SG disclaims beneficial ownership of shares beneficially owned by TCW. TCW disclaims beneficial ownership of shares beneficially owned by SG and any of SG’s other business units.

(4)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by Wellington Company Management, LLP, a Massachusetts corporation (“Wellington”), on behalf of itself. The principal Wellington business office is located at 75 State Street, Boston, MA 02109. Wellington, in its capacity as an investment advisor, may be deemed to beneficially own 25,219,690 shares which are held of record by clients of Wellington. Wellington has the shared power to vote or to direct the vote of the 18,135,950 shares, and the shared power to dispose or to direct to dispose 25,219,690 shares.

(5)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 14, 2006 by AXA Financial Inc., a Delaware corporation (“AXA Financial”), Mutuelles AXA, acting as a holding company that is organized under the laws of France (“Mutuelles”), and AXA, a parent holding company organized under the laws of France (“AXA”). Mutuelles AXA consists of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, each of which is an entity organized under the laws of France. Pursuant to this filing, AXA Financial, Mutuelles and AXA are each beneficial owners of 34,283,876 shares, of which each has sole voting power with respect to 26,158,408 shares, shared voting power with respect to 122,319 shares, sole dispositive power with respect to 34,214,357 shares and shared dispositive power with respect to 99,993 shares. Mutuelles is the parent holding company of AXA. AXA is the parent holding company of AXA Financial, and AXA Financial is the parent holding company of Alliance Capital Management, L.P., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (“Alliance Capital”). A majority of the shares reported in this filing are held by unaffiliated third-party client accounts managed by Alliance Capital. The address for Mutuelles is 26, rue Drouot 75009 Paris France. The address for AXA is 25, avenue Matignon 75008 Paris, France. The address for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.

(6)	Includes 3,730,530 shares held by Daniel J. Warmenhoven and Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust UTA dated 12/16/87, as amended, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Also includes 970,000 shares held by Warmenhoven Ventures LP, a limited partnership of which the Warmenhoven Management Trust is the general partner, of which Mr. Warmenhoven is a trustee. Excludes 170 shares held by Charmaine A. Warmenhoven, Mr. Warmenhoven’s spouse, as separate property. Also excludes 83,500 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children’s Trust; and 900,035 shares held by Richard A. Andre, trustee to The Laura Warmenhoven Trust, under trust agreement dated 6/13/05, as Mr. Warmenhoven disclaims beneficial ownership over the shares held by such trusts. Includes 2,053,056 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan; and 2,277,707 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 26, 2006.

(7)	Includes 63,332 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 353,124 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 26, 2006.

(8)	Includes 4,307,064 shares held by David Hitz, trustee to the Sundance Trust, UTA 1/17/02; and 200 shares held by David Hitz, trustee to the XYZZY 2000 Charitable Remainder Trust. Includes 942,101 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 1,141,041 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 26, 2006.

(9)	Includes 12,500 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 989,582 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 26, 2006.

(10)	Includes 90,360 shares held by Robert Salmon and Patricia Mertens-Salmon, Trustees to the Salmon Trust dated 10/6/00; and 240 shares held by Patricia Mertens-Salmon, Custodian under UTMA CA. Includes 88,209 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 420,207 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 26, 2006.

(11)	Includes 500,000 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust dated 4/29/67. Includes 318,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 130,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(12)	Includes 96,040 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 1,139,516 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, of which 644,478 option shares are held by Jeffry R. Allen and 495,038 option shares are held by the Jeffry R. Allen, Jeffry R. Allen 2006 GRAT, which are currently exercisable or which will become exercisable within 60 days after May 26, 2006.

(13)	Includes 15,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 60,000 shares of Common Stock issuable upon exercise of currently exercisable options under the 1999 Plan. Excludes 82,352 shares held by Ms. Bartz’s spouse as separate property.

(14)	Includes 70,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(15)	Includes 55,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(16)	Includes 70,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(17)	Includes 15,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan, of which 5,000 option shares are held by Mr. Moore, and 10,000 option shares are held by The Moore Family Ventures, LP; and 45,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, of which 25,000 option shares are held by Mr. Moore, and 20,000 option shares are held by the Moore Family Ventures, LP.

(18)	Includes 180,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(19)	Includes 70,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(20)	Includes 130,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(21)	Includes 3,839,113 shares of Common Stock issuable upon the exercise of options granted under the 1995 Plan and 8,122,218 shares of Common Stock issuable upon the exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 26, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in their ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, other than as disclosed in the next sentence, the Company believes that during the fiscal year ended April 28, 2006, its officers, directors and greater than ten percent (10%) stockholders complied with all Section 16 filing requirements with the following exceptions. On August 17, 2005 Mr. Wall filed a Form 4 relating to a single transaction that was required to have been filed on or before July 18, 2005. On November 14, 2005, Mr. Hitz filed a Form 4 relating to a single transaction that was required to have been filed on or before May 11, 2005. The Company was promptly advised of Mr. Hitz’s transaction; however, due to an administrative error, the report was filed late.

     EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

     The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other most highly compensated executive officers for the services rendered by those individuals in all capacities to the Company and its subsidiaries for the 2006, 2005 and 2004 fiscal years. The listed individuals will be hereinafter referred to as the Named Officers.

     No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2006 fiscal year has resigned or terminated employment during that fiscal year.

Summary Compensation Table

						Long-Term
						Compensation
	Annual Compensation					Awards
						Securities	All Other
Name and Principal			Incentive	Restricted		Underlying	Compensation
Position	Years	Salary ($)	Compensation ($)	Stock Awards($)		Options (#)	($)(1)
Daniel J. Warmenhoven(2)	2006	575,000	603,749	—		350,000	2,064
Chief Executive Officer	2005	500,000	542,500	—		300,000	1,436
	2004	441,681	209,286	—		403,617 (3)	156,475 (4)
Steven J. Gomo	2006	337,500	212,624	—		70,000	1,104
Executive Vice President,	2005	315,000	170,887	—		140,000	1,104
Finance and Chief Financial	2004	285,577	56,168	—		80,000	1,146
Officer
David Hitz	2006	322,500	203,174			70,000	480
Executive Vice President	2005	315,000	170,887			90,000	480
and Founder	2004	270,335	64,017	392,750	(5)	120,426 (3)	7,748 (6)
Thomas F. Mendoza	2006	370,000	310,799	—		100,000	2,064
President	2005	340,000	258,230	—		—	1,436
	2004	327,331	108,582	—		1,000,000	1,146
Robert E. Salmon	2006	351,154	221,227	348,490	(7)	145,000	718
Executive Vice President,	2005	233,654	349,302	—		170,000	498
Field Operations	2004	320,000	112,900	235,650	(8)	75,000	563
____________________

(1)	Except where noted, this amount represents the cost of term life insurance.

(2)	The Board of Directors has determined that the reimbursement of Mr. Warmenhoven’s private airplane expenses are not compensation and are, therefore, excluded from the compensation table. Please see “Certain Transactions” below for further explanation.

(3)	Includes options for the following numbers of shares granted on January 2, 2004 pursuant to the Salary Investment Option Grant Program of the 1995 Plan; 3,617 to Mr. Warmenhoven; and 5,426 to Mr. Hitz.

(4)	For fiscal year 2004, the amount reported represents the cost of term life insurance and the economic benefit realized by Mr. Warmenhoven with respect to the premiums paid by the Company on certain insurance policies maintained for him, pursuant to which the Company will, upon his death or earlier liquidation of each such policy, be entitled to the refund of all premium payments made by the Company on that policy, and the balance of the policy proceeds will be paid to Mr. Warmenhoven or his designated beneficiaries. In April 2005, Mr. Warmenhoven repaid the insurance premiums, in full.

(5)	Represents 25,000 shares of Common Stock based on a per share value of $15.71 which was the fair market value of the Company’s Common Stock on the date of grant. As of April 28, 2006, 8,334 shares of unvested restricted stock had an aggregate value of $308,941 based on the fair market value of $37.07. The restrictions lapse on one-third of the 25,000 shares upon the completion of one year of service as measured from the award date and one-third will lapse on each of the following two annual anniversaries thereafter.

(6)	Includes $7,250 awarded to Mr. Hitz under the Company’s Patent Award Program.

(7)	Represents 10,000 shares of Common Stock based on a per shares value of $34.85 which was the fair market value of the Company’s Common Stock on the date of grant. As of April 28, 2006, 10,000 shares of unvested restricted stock had an aggregate value of $370,700 based on the fair market value of $37.07. The restrictions lapse on one-quarter of the 10,000 shares upon the completion of one year of service as measured from the award date and one-quarter will lapse on each of the following three annual anniversaries thereafter.

(8)	Represents 15,000 shares of Common Stock based on a per shares value of $15.71 which was the fair market value of the Company’s Common Stock on the date of grant. As of April 28, 2006, 5,000 shares of unvested restricted stock had an aggregate value of $185,350 based on the fair market value of $37.07. The restrictions lapse on one-third of the 15,000 shares upon the completion of one year of service as measured from the award date and one-third will lapse on each of the following two annual anniversaries thereafter.

Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to each of the Named Officers for the 2006 fiscal year. No stock appreciation rights were granted to those individuals during such year.

		Individual Grant				Potential Realizable
	Number of	Percent of				Value at Assumed Annual
	Securities	Total Options		Market		Rates of Stock Price
	Underlying	Granted to		Price on		Appreciation for
	Options	Employees in	Exercise Price	Date of	Expiration	Option Term ($)(2)
Name	Granted	Fiscal Year	($/Share)(1)	Grant	Date	5%	10%
Daniel J. Warmenhoven	350,000(3)	2.27%	$29.24	$29.24	5/31/15	$6,433,879	$16,303,430
Steven J. Gomo	70,000(3)	0.45%	29.24	29.24	5/31/15	1,286,776	3,260,686
David Hitz	70,000(3)	0.45%	29.24	29.24	5/31/15	1,286,776	3,260,686
Thomas F. Mendoza	100,000(3)	0.65%	29.24	29.24	5/31/15	1,838,251	4,658,123
Robert E. Salmon	70,000(3)	0.45%	29.24	29.24	5/31/15	1,286,776	3,260,686
	75,000(4)	0.49%	34.24	34.24	3/14/16	1,615,001	4,092,730
____________________

(1)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.

(2)	There is no assurance provided to the option holder or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(3)	The option was granted under the Discretionary Option Grant Program of the 1999 Plan on June 1, 2005. The option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. Option vests in a series of equal monthly installments over 48 months of service beginning with the one-month anniversary of the grant date.

(4)

The option was granted under the Discretionary Option Grant Program of the 1999 Plan on March 15, 2006. The option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. The option will vest with respect to 25 percent of the shares on the first anniversary of the grant date and the balance in a series of equal monthly installments over the next 36 months of service.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises and option holdings for the 2006 fiscal year by each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of the year.

			Number of Securities
	Number of		Underlying Unexercised		Value of Unexercised
	Shares		Options at		in-the-Money Options at
	Acquired on	Value	Fiscal Year-End		Fiscal Year-End(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel J. Warmenhoven	1,000,000	$26,247,000	4,240,138	606,252	$88,978,484	$8,963,783
Steven J. Gomo	—	—	376,456	213,544	9,628,776	3,694,244
David Hitz	28,000	853,976	2,081,455	162,606	44,144,567	2,728,089
Thomas F. Mendoza	320,794	5,986,893	917,707	492,710	6,728,539	6,640,259
Robert E. Salmon	66,248	1,182,869	485,604	250,731	6,215,438	2,893,488
____________________

(1)	Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(2)	Based on the fair market value of the shares at the end of the 2006 fiscal year ($37.07 per share) less the option exercise price payable for those shares.
______________

     The information contained in the following Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the Committee) administers the Company’s compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company’s executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company’s 1999 Plan, the 1995 Plan, and the Purchase Plan under which stock option grants and direct stock issuances may be made to executive officers and other employees.

     All compensation decisions with respect to base salaries, cash bonuses and equity compensation for the Company’s executive officers for the 2006 fiscal year were made by the Committee composed of three nonemployee directors, Carol A. Bartz, Mark Leslie and Robert T. Wall. The members of this Committee meet the independence requirements for nonemployee directors under the NASDAQ Marketplace Rules and Rule 16b-3 promulgated under Section 162(m) of the Internal Revenue Code of 1986. The Committee considered internal data, including financial and non-financial corporate goals and individual performance, as well as data from outside compensation consultants and independent executive compensation data from comparable high technology companies and fixed the compensation package of each executive officer at a level competitive with those practices.

     General Compensation Policy. The overall policy of the Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer’s compensation contingent upon the Company’s financial success as well as upon such executive officer’s own level of performance. Each executive officer’s compensation package is comprised of three elements: (i) base salary, which is determined on the basis of the individual’s qualifications, position and responsibilities with the Company, the level of his or her performance and competitive salary levels, (ii) incentive performance awards payable in cash and which are determined based on Company and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. Generally, as an executive officer’s level of responsibility increases, a greater portion of that individual’s total compensation becomes dependent upon the Company’s performance and stock price appreciation rather than base salary.

     Factors. The primary factors taken into consideration in establishing the components of each executive officer’s compensation package for the 2006 fiscal year are summarized below. However, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. In setting the base salary for each executive officer, the Committee reviews published compensation survey data for the industry. The base salary for each officer is designed to be competitive with the salary levels for comparable positions in the published surveys as well as to reflect the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual at the sole discretion of the Committee. For the 2006 fiscal year, the base salary of the Company’s executive officers ranged from the fiftieth percentile to the sixty-fifth percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

     Incentive Compensation. The Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. In fiscal year 2006 the incentive compensation program was funded based on Company performance at 105% of plan.

     Long-Term Stock-Based Incentive Compensation. From time-to-time, the Committee makes option grants to the Company’s executive officers under the 1999 Plan and 1995 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten (10) years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company’s employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with the Company, internal comparability with option grants made to other Company executives, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

     CEO Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Warmenhoven’s base salary earned for the fiscal year ended April 29, 2006 was $575,000. Mr. Warmenhoven’s salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Warmenhoven’s base salary was set at approximately the fiftieth percentile of the base salary levels in the published surveys and in reviewing comparable companies. The 350,000 options granted to Mr. Warmenhoven during the 2006 fiscal year were in recognition of his personal performance and leadership role with the Company and were intended to provide him with an incentive to continue in the Company’s employ. Those options will vest incrementally over his period of continued employment and place a significant portion of his total compensation at risk because the value of those grants will depend upon the future appreciation of the Company’s Common Stock. Mr. Warmenhoven will receive a cash bonus in the amount of $603,749 for the fiscal year ended April 28, 2006 which will be paid out in July of fiscal year 2007.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the CEO for the 2006 fiscal year did exceed the $1 million limit per officer, and it is expected the compensation to be paid to the CEO for the 2007 fiscal year will also exceed that limit. The 1995 Plan and 1999 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under each such plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers in order to allow for a deduction under 162(m) because the amount of compensation in excess of $1 million is not significant.

Submitted by the Compensation Committee
of the Board of Directors:

Carol A. Bartz, Chairman
Mark Leslie
Robert T. Wall

AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2006, included in the Company’s Annual Report on Form 10-K for that year.

     In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, the Audit Committee oversees and assists the Board in fulfilling its responsibility for monitoring the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews the Charter annually to reassess the adequacy of the Charter. During the fiscal year, the Audit Committee reviewed and revised the Charter in accordance with current regulations and requirements. In addition, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, corporate controller and independent auditors prior to public release. The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight, of the work of the Company’s internal and independent auditors, and such internal and independent auditors report directly to the Audit Committee.

     Management is responsible for the Company’s internal controls over financial reporting and for the preparation of the consolidated financial statements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the internal and independent audits, the results of the audits and other nonaudit services provided by the Company’s independent auditors.

     In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and satisfied itself as to the auditors’ independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006 filed with the Securities and Exchange Commission.

     Finally, the Audit Committee believes that each of the members of the Audit Committee is “independent” as determined by the Board of Directors and in compliance with the rules of the National Association of Securities Dealers, Inc. and the Securities Exchange Act of 1934, as amended.

Submitted by the Audit Committee
of the Board of Directors

Nicholas G. Moore, Chairman
Alan L. Earhart
George T. Shaheen

AUDITOR FEES

     The audit committee preapproved services performed by the independent auditor during fiscal year 2006 and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific preapproval.

     Aggregate fees billed to the company for the fiscal years ended April 30, 2006 and 2005, respectively, represent fees billed by the Company’s independent accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche ).

	Fiscal Year Ended
	2006	2005
Audit Fees(a)	$2,113,000	$ 2,278,000
Audit-Related Fees(b)	67,000	18,000
Total Audit and Audit-related Fees	2,180,000	2,296,000
Tax Fees(c)	699,000	324,000
All Other Fees	—	—
Total Fees	$2,879,000	$ 2,620,000
____________________

(a)

Includes fees for professional services related to the fiscal years ended April 30, 2006 and 2005 rendered for the audit of the Company’s annual consolidated financial statements, the audit of management’s assessment of our internal control over financial reporting and Deloitte and Touche’s own audit or our internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for foreign statutory audits.

(b)	Includes fees for accounting consultations primarily related to the acquisitions of Decru and Alacritus, and in 2005 and 2006, the issuance of consents for certain SEC filings.

(c)	Includes fees for tax consulting services associated with international and acquisition strategies.

     The Audit Committee has considered whether the provision of the nonaudit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company’s Board of Directors is composed of Ms. Bartz, Mr. Leslie and Mr. Wall. None of these individuals was at any time during the 2006 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity, which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CORPORATE GOVERNANCE

     The Company’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC and NASDAQ.

     In particular:

   Independent Directors

  A majority of our Board members are independent of the Company and its management as defined by the NASDAQ Stock Market (NASDAQ).

  The nonmanagement directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

  The Chairman of the Board is a nonemployee member and independent (as defined by the NASDAQ rules).

   Nominating/Corporate Governance Committee

  All the members of the Nominating/Corporate Governance Committee meet all the applicable requirements for independence from Company management and requirements for financial literacy.

  The Nominating/Corporate Governance Committee has adopted a charter that meets applicable NASDAQ standards. The charter may be located at: http://www.netapp.com/company/corporate- governance.html

  The Board has adopted nomination guidelines for the identification, evaluation and further nomination of candidates for director.

  The Nominating/Corporate Governance Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination.

  If the Corporate Governance and Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees.

  In evaluating the suitability of each candidate, the Corporate Governance and Nominating Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit (i) independence, (ii) integrity, (iii) qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for Audit Committee members.

  The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

  A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Network Appliance, Inc., 495 East Java Drive, Sunnyvale, CA 94089, Attention: Andrew Kryder, Corporate Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Network Appliance, Inc. within the last three years and evidence of the nominating person’s ownership of Company stock.

   Compensation Committee

  All the members of the Compensation Committee meet the applicable requirements for independence as defined by applicable NASDAQ and Internal Revenue Service rules.

  The Compensation Committee has adopted a charter that meets applicable NASDAQ standards.

  Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

  Director compensation guidelines are determined by the Compensation Committee as defined by our Corporate Governance Guidelines.

   Audit Committee

  The Board’s Audit Committee has established policies and procedures that are consistent with the SEC and NASDAQ requirements for auditor independence.

  Audit Committee members all meet the applicable requirements for independence from Company management and requirements for financial literacy.

  Each member of the Audit Committee has the requisite financial management expertise.

  Deloitte & Touche LLP, our independent auditors, reports directly to the Audit Committee.

  The internal audit function of the Company reports directly to the Audit Committee.

   Stockholder Meeting Attendance Policy for Directors

  The Company Stockholder meeting is always scheduled on the same day as a Board of Directors meeting and 100% of the Directors attend the Stockholder meeting.

   Stockholder Approval of Equity Compensation Plans

  The Company requires stockholder approval of all equity compensation plans, other than the Special Non-officer Stock Option Plan and the Spinnaker Networks, Inc. 2000 Stock Plan.

   Code of Business Conduct and Ethics

  The Company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and employees.

  All employees are required to affirm in writing their understanding and acceptance of the code.

  All employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

   Personal Loans to Executive Officers and Directors

  The Company does not provide personal loans or extend credit to any executive officer or director.

   Stockholder Communications Policy

     Stockholders may contact any of the Company’s directors by writing to them whether by mail or express mail, c/o Network Appliance, Inc., 495 East Java Drive, Sunnyvale, CA 94089. Employees and others who wish to contact the board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using this address and designating the communication as “confidential.”

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL AGREEMENTS

     The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other executive officers named in the Summary Compensation Table.

     Each outstanding option held by the Chief Executive Officer, the other executive officers and the employees of the Company under the Discretionary Option Grant Program of the 1995 Plan or the 1999 Plan will automatically accelerate in full, and all unvested shares of Common Stock held by such individuals under the 1995 Plan or the 1999 Plan will immediately vest in full, upon an acquisition of the Company by merger or asset sale, except to the extent such options are to be assumed by, and the Company’s repurchase rights with respect to those shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1995 Plan and the 1999 Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer, and the shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer’s employment following (i) a merger or asset sale in which those options are assumed and the Company’s repurchase rights with respect to unvested shares are assigned, or (ii) certain other changes in control or ownership of the Company. Pursuant to such authority, the options granted to Daniel J. Warmenhoven, Chief Executive Officer; Thomas F. Mendoza, President; Steven J. Gomo, Executive Vice President Finance and Chief Financial Officer; and Jeffry R. Allen, Member of the Board of Directors, under the Discretionary Option Grant Programs of the 1995 Stock Incentive Plan and the 1999 Stock Option Plan, will immediately vest in full in the event of their termination of employment in connection with an acquisition of the Company by merger or asset sale.

Equity Compensation Plan Information

     The following table provides information as of April 28, 2006 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of April 28, 2006, and the weighted average exercise price of those options.

	A	B	C
			Number of Securities Remaining
	Number of Securities		Available for Future Issuance
	to be Issued Upon	Weighted Average	Under Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding Securities
	Outstanding Options	Outstanding Options	Reflected in Column A)
Equity Compensation Plans
Approved by Stockholders(1)	62,640,911 (3)	$26.71	25,288,066 (4)
Equity Compensation Plans Not
Approved by Stockholders(2)	1,022,485	9.69	1,794,270 (5)
Total(6)	63,663,396	26.44	27,082,336
____________________

(1)	The category consists of the 1995 Plan, the 1999 Plan and the Purchase Plan.

(2)	The category consists of the Special Non-Officer Stock Option Plan and the Spinnaker Networks, Inc. 2000 Stock Plan.

(3)

Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s Common Stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of Common Stock at semi-annual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs, or (ii) the closing selling price per share on the semi-annual purchase date. In no event, however, may more than 1,000,000 shares be issued in total on any one purchase date.

(4)

Includes 13,224,230 shares of Common Stock available for issuance under the 1999 Plan; 7,765,792 shares available for issuance under the 1995 Plan; and 4,298,044 shares available for issuance under the Purchase Plan.

(5)

Includes 294,048 shares of Common Stock available for issuance under the Special Non-Officer Stock Option Plan; and 1,500,222 shares available for issuance under the Spinnaker Networks, Inc. 2000 Stock Plan.

(6)

The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies, which originally established those plans. As of April 28, 2006, a total of 2,036,406 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $14.85 per share. No additional options may be made under those assumed plans.

CERTAIN TRANSACTIONS

     In May 2004, the Board of Directors adopted a travel policy wherein its Chief Executive Officer, Mr. Daniel J. Warmenhoven, is required to utilize a private airplane for business travel. Subject to an annual cap of $500,000, Mr. Warmenhoven will be reimbursed for expenses incurred in the operation of his private plane when used for Company business provided such expenses do not exceed the rate charged for equivalent commercial charter travel. The cost reimbursement shall occur on a quarterly basis with a $125,000 cap per quarter. Any amount unused in a particular quarter may be carried over to the following quarter. Any amount unused at the end of a fiscal year, however, may not carry over to the following fiscal year. During fiscal 2006, the Company recognized a total of $500,000 in expenses pursuant to this reimbursement agreement related to expenses incurred by Mr. Warmenhoven during 2006.

     On June 22, 2006, the Company entered into an asset purchase agreement with Blue Coat Systems, Inc. In connection with the transaction, the Company has agreed to sell to Blue Coat certain assets related to its NetCache business in exchange for consideration to consist of $23,913,750 in cash and 360,000 shares of Blue Coat common stock. Concurrently with the execution of the asset purchase agreement, Blue Coat sold and issued to entities affiliated with Sequoia Capital preferred stock in an aggregate amount of $42,060,000 pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Company and Daniel Warmenhoven, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, and Nicholas Moore, a member of the Company’s Board of Directors, are limited partners in one of the Sequoia Capital funds that participated in Blue Coat’s sale of preferred stock, and each has an interest in the participating Sequoia Capital fund that is less than 5%. In addition, Donald Valentine, the Chairman of the Board of Directors of the Company, is a general partner of Sequoia Capital. Independent directors of the Company’s audit committee and investment committee approved the asset sale transaction, and Messrs Valentine, Warmenhoven and Moore recused themselves from such vote.

     In October 2005, the Company and Dave Hitz, as an individual, entered into an agreement with a publishing agency to co-write a book with Mr. Hitz regarding his business experience as a founder and executive at Network Appliance. The Company has paid half of the expenses incurred by the publishing agency, $60,000, and Mr. Hitz has paid the remaining $60,000. Mr. Hitz has no obligation to reimburse the $60,000 to the Company because the Company received a commensurate value in marketing and goodwill for its payment. However, Mr. Hitz has agreed to reimburse the Company for the expenses from the royalties received from the upfront sales of the book.

     The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the NASDAQ Stock Market U.S. Index, a broad market index published by the National Association of Securities Dealers, Inc., and the S&P Information Technology Index. The comparison for each of the periods assumes that $100 was invested on April 30, 2001 in the Company’s Common Stock, the stocks included in the NASDAQ Stock Market U.S. Index and the stocks included in the S&P Information Technology Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

     COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG
NETWORK APPLIANCE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE S&P INFORMATION TECHNOLOGY INDEX.

____________________

*	$100 INVESTED ON APRIL 30, 2001 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

Cumulative Total Return
	4/01	4/02	4/03	4/04	4/05	4/06
NETWORK APPLIANCE, INC.	100.00	76.70	58.29	81.80	117.23	162.94
NASDAQ STOCK MARKET (U.S.)	100.00	82.26	72.70	94.58	94.71	115.55
S&P INFORMATION TECHNOLOGY	100.00	69.38	58.14	73.24	71.96	84.07

OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

     The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about July 12, 2006. Our Internet address is http://www.netapp.com/. We make available through our Web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Stockholders may also obtain a copy of this report, without charge, by writing to Steven J. Gomo, Chief Financial Officer of the Company at the Company’s principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

STOCKHOLDER PROPOSALS

     From time to time, stockholders may submit proposals that they believe should be voted on at the annual meeting or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, for a proposal to be eligible for inclusion in the Company’s 2007 proxy statement, the proposal must be received at the Company’s principal executive offices no later than March 17, 2007. In addition, the proposal must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     Alternatively, under the Company’s Bylaws, if a stockholder does not wish to include a proposal or a nomination for the 2007 annual meeting in the Company’s proxy statement, the stockholder may submit the proposal or nomination not less than 120 calendar days prior to the Company’s 2007 annual meeting. If a stockholder gives notice of a proposal after such deadline, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

By Order of the Board of Directors

DANIEL J. WARMENHOVEN
Chief Executive Officer

July 12, 2006

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
NETWORK APPLIANCE, INC.

Purpose

The purpose of the Committee is to monitor and/or assist the Board in monitoring (1) the selection and independence of the Company’s external auditors, (2) the audit, compliance, accounting and financial reporting procedures of the Company, (3) the adequacy of the Company’s internal financial controls, and (4) the overall integrity of the Company’s financial statements.

The Committee’s function is one of oversight only and shall not relieve the responsibilities of the Company’s management for preparing financial statements, which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements. Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the Committee on reports or other information provided by others.

Composition of the Committee

The Committee shall consist of at least three directors, all of whom shall meet the independence requirements of the Sarbanes-Oxley Act of 2002 and rules adopted in connection therewith by the Securities and Exchange Commission. The composition of the Committee must also satisfy the listing requirements of The NASDAQ Stock Market, including those concerning independence and the ability to read and understand fundamental financial statements. At least one member of the Committee shall have the financial sophistication described in such listing requirements.

The members of the Committee shall be appointed by the Board upon the recommendation of the Nominating Committee.

Selection and Oversight of Independent Auditors

The Audit Committee shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the company’s independent auditors, including resolution of disagreements between the Company’s management and the auditor regarding financial reporting, and such independent auditors shall report directly to the Committee. The Committee shall have ultimate authority to approve all audit engagement fees and terms.

The Committee will review at least annually:

  the qualifications of the responsible partner or manager of the independent auditors who is engaged on the company’s account,

  the quality control procedures of the independent auditors,

  the amount billed or to be billed for audit and non-audit services and the portion of this work being performed by persons who are not full-time, permanent employees, and whether there are any expertise, personnel, reputation, or other matters affecting the independent auditors which are brought to the Committee’s attention and which may affect the auditing firm’s services to the Company.

Annual Financial Reporting

In connection with the audit of each fiscal year’s financial statements, the Committee will:

  meet with representatives of the independent auditor prior to the audit to review planning and staffing of the audit;

  review and discuss the audited financial statements and related accounting and auditing principles and practices with appropriate members of the Company’s management;

  discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including (1) the quality as well as acceptability of the accounting principles applied in the financial statements, and (2) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items;

  review with appropriate management and auditor representatives their analysis of significant matters which relate to (1) the selection, application and effects of critical accounting policies applied by the Company, (2) internal auditing, financial management and control personnel, systems and procedures, (3) the status of any new, proposed or alternative accounting or financial reporting requirements, and (4) issues raised by any management letter from the auditors, difficulties encountered in the audit, disagreements with management, or other significant aspects of the audit;

  receive from the independent auditors a written disclosure and statement of all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

  discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors and take, or recommend that the full Board take, appropriate action to oversee the independence of the auditor;

  obtain from the independent auditors a statement of the audit fees and other categories of fees billed for the last fiscal year which are required to be disclosed in the Company’s proxy statement for its annual meeting under the SEC’s proxy rules, and consider whether the provision of any non-audit services is compatible with maintaining the auditors’ independence;

  pre-approve, or establish pre-approval policies and procedures for the approval of, all audit and permissible non-audit services to be provided by the independent auditors;

  recommend whether or not the audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the SEC; and

  to the extent required by the SEC and/or The NASDAQ Stock Market, Inc., establish confidential, anonymous procedures for the receipt, retention and treatment of complaints concerning accounting matters, internal accounting controls and auditing matters.

Quarterly Financial Reporting

At a Committee meeting or through the Chair of the Committee, the Committee will review with the independent auditors and appropriate Company officers the Company’s interim financial results to be included in the Company’s earnings release and on each Form 10-Q. The Committee’s review will normally include:

  the results of the independent auditors’ review of the quarterly financial statements,

  management’s analysis of any significant accounting issues, changes, estimates, judgments or extraordinary items relating to the financial statements, and the selection, application and effects of critical accounting policies applied by the Company.

Internal Controls

The Committee will review at least annually:

  internal control systems and procedures of the Company,

  status of management responses to prior period audit management letter by the independent auditors,

  succession planning and staffing levels for the Company’s finance and accounting employees, and the status and implementation of conduct codes concerning related party transactions, conflicts of interest, ethical conduct, and compliance with applicable laws and regulatory policies, and the internal audit function’s responsibilities, budget, and staffing.

Other Committee Review Functions

The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

The Committee will review and approve all related party transactions.

The Committee will establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee may discuss and review with Company management, internal or outside legal counsel, or the independent auditors any other topics relating to the purpose of the Committee which may come to the Committee’s attention, including:

  published reports, regulatory or accounting initiatives, or communications from employees, government agencies or others, which raise significant issues concerning Company financial statements or accounting policies;

  off balance sheet, related party, or other transactions which could affect the Company’s financial results or condition;

  any issues concerning the Company which the independent auditors have discussed with their national or supervisory office;

  reports concerning significant subsidiary or foreign operations; and

  pending or threatened litigation that has the potential to have a material adverse effect on the Company, regulatory issues, or alleged violations of law or corporate conduct codes.

Meetings, Reports and Resources of the Committee

The Committee will meet at least quarterly. The Committee may also hold special meetings or act by unanimous written consent as the Committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company’s bylaws, unless otherwise stated by resolution of the Board or the Committee.

The Committee, as it may determine to be appropriate, will meet in separate executive sessions with the chief financial officer, controller or principal accounting officer, and representatives of the independent auditors, and may meet with other Company employees, agents or representatives invited by the Committee.

The Committee will prepare the audit committee report required to be included in the Company’s annual meeting proxy statement and report to the Board on the other matters relating to the Committee or its purposes, as required by the SEC proxy rules.

The Committee is at all times authorized to have direct, independent access to the independent auditors and to the Company’s management and internal audit and finance personnel. The Committee is authorized to communicate in confidence with any of these individuals.

The Committee is authorized to conduct investigations, and to retain, at the expense of the Company, independent legal, accounting, or other professional consultants selected by the Committee, for any matters relating to the purpose of the Committee. The Committee is further authorized to retain, at the expense of the Company, separate accounting or finance professional advisers that the Committee may consider necessary or helpful in reviewing the Company’s accounting policies and financial statements. The Committee will advise the Board in advance of engaging outside professional services and the expected fees and costs to be incurred.

* * *

NETWORK APPLIANCE, INC.
1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED THROUGH JULY 10, 2006

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

     This 1999 Stock Option Plan is intended to promote the interests of Network Appliance, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

II.	STRUCTURE OF THE PLAN

          A. The Plan shall be divided into five separate equity programs:

               (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               (ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,

               (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               (iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or

               (v) the Automatic Option Grant Program under which non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.

          D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

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          E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

IV.	ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:

               (i) Employees, and

               (ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards and the consideration, if any, to be paid for shares subject to such awards.

          C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.

V.	STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 87,300,000 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, (v) an additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting, (vi) an additional increase of 10,600,000 shares authorized by the Board on July 1, 2005 and approved by the stockholders at the 2005 Annual Meeting, plus (vii) an additional increase of 10,900,000 shares authorized by the Board on July 10, 2006 and approved by the stockholders at the 2006 Annual Meeting. Such authorized share reserve shall be in addition to the number of shares of Common Stock reserved for issuance under the Corporation’s 1995 Stock Incentive Plan and the Corporation’s Special Non-Officer Stock Option Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan. In addition, share issuances under such plans shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.

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          B. No one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

          C. Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.

          D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

               (i) cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C. Effect of Termination of Service.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

               (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               (iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

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         D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

         A. Eligibility. Incentive Options may only be granted to Employees.

          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

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III.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

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          E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

          F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REPRICING OR CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

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ARTICLE THREE

STOCK APPRECIATION RIGHTS PROGRAM

I.	STOCK APPRECIATION RIGHT TERMS

          Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          B. Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               1. The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times

               2. The number of shares of Common Stock with respect to which the stock appreciation right is exercised.

          At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

          C. Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the stock appreciation right grant date.

          D. Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.

          E. Stockholder Rights. The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.

          D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

          E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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III.	REPRICING OR CANCELLATION AND REGRANT OF STOCK APPRECIATION RIGHTS

          The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

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ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. In no event may shares subject to awards under the Stock Issuance and Performance Share or Performance Unit Programs be issued for more than 10% of the sum of (A) the number of shares to be added to the Plan at the 2006 Annual Meeting, (B) the number of shares available to be granted pursuant to awards under the Plan (i.e., reserved but unissued) as of May 26, 2006, and (C) the number of shares subject to outstanding awards as of May 26, 2006 that actually return to the Plan pursuant to Article One, Section V, Clause C. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs after May 26, 2006 are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock to be granted to each Participant, provided that during any calendar year, no Participant shall receive more than 200,000 shares of Common Stock under the Stock Issuance Program.

          A. Purchase Price.

               1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

               2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

               (i) cash or check made payable to the Corporation, or

               (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B. Vesting/Issuance Provisions.

               1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

               (i) the Service period to be completed by the Participant or the performance objectives to be attained,

               (ii) the number of installments in which the shares are to vest,

               (iii) the interval or intervals (if any) which are to lapse between installments, and

               (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. For purposes of qualifying awards made under the Stock Issuance Program as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Plan Administrator on or before the Determination Date. In this connection, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of awards made under the Stock Issuance Program under Section 162(m) of the Code (e.g., in determining the Performance Goals).

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

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               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

III.	SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FIVE

PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM

I.	PERFORMANCE UNITS AND PERFORMANCE SHARES

          Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. In no event may shares subject to awards under the Stock Issuance and Performance Share or Performance Unit Programs be issued for more than 10% of the sum of (A) the number of shares to be added to the Plan at the 2006 Annual Meeting, (B) the number of shares available to be granted pursuant to awards under the Plan (i.e., reserved but unissued) as of May 26, 2006, and (C) the number of shares subject to outstanding awards as of May 26, 2006 that actually return to the Plan pursuant to Article One, Section V, Clause C. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs after May 26, 2006 are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted.

          A. Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year, (a) no Participant will receive performance units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 200,000 performance shares.

          B. Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

          C. Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.

               1. General Performance Objectives. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

               2. Section 162(m) Performance Objectives. For purposes of qualifying grants of performance units/shares as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may determine that the performance objectives applicable to performance units/shares will be based on the achievement of Performance Goals. The Plan Administrator will set the Performance Goals on or before the Determination Date. In granting performance units/shares which are intended to qualify under Section 162(m) of the Code, the Plan Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the performance units/shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

          E. Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

          F. Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

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ARTICLE SIX

AUTOMATIC OPTION GRANT PROGRAM

          On August 17, 2000, the Board approved the following changes to the Automatic Option Grant Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Option Grant Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.

          On August 9, 2001, the Board approved the following changes to the Automatic Option Grant Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.

          On May 16, 2006, the Board approved the following changes to the Automatic Option Grant Program which became effective with stockholder approval at the 2006 Annual Meeting: increase the number of shares of Common Stock for which option grants are to be made to continuing nonemployee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares.

I.	OPTION TERMS

          A. Grant Dates. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 2000 Annual Stockholders Meeting and prior to the date of the 2001 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary). Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2001 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 55,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

               2. On the date of each Annual Stockholders Meeting, beginning with the 2007 Annual Meeting, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 20,000 share option grants any one non-employee Board member may receive over his or her period of Board service.

               3. Stockholder approval of the 2001 Restatement shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of the 2001 Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

               4. The Automatic Option Grant Program under this Plan supersedes and replaces the Automatic Option Grant Program previously in effect for the non-employee Board members under the Corporation’s 1995 Stock Incentive Plan. That latter program terminated upon stockholder approval of the Plan at the 1999 Annual Stockholders Meeting, and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 1999 Annual Stockholders Meeting, whether upon their initial election or appointment to the Board or upon their re-election at one or more of the Corporation’s subsequent Annual Stockholder Meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three, as in effect from time to time.

          B. Exercise Price.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

          D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares.

               1. The shares subject to each 40,000-share grant made to a newly elected or appointed non-employee Board member on or after the date of the 2000 Annual Stockholders Meeting and prior to the date of the 2001 Annual Stockholders Meeting shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, in a series of four (4) successive equal annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date.

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               2. The shares subject to each 55,000-share grant made to a newly elected or appointed non-employee Board member on or after the date of the 2001 Annual Stockholders Meeting shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, as follows: (x) 25,000 shares shall vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date, and (y) the balance of the shares shall vest in a series of three (3) successive equal annual installments upon the Optionee’s completion of each additional year of Board service over the three (3) year-period measured from the first anniversary of the option grant date.

               3. The shares subject to each annual 20,000 share grant shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, upon the Optionee’s continuation in Board service through the day immediately preceding the date of the next Annual Stockholders Meeting following the option grant date.

          E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

               (i) The Optionee (or, in the event of the Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of shares of Common Stock in which the Optionee is vested at the time of his or her cessation of Board service.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

               (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding with respect to any and all shares in which the Optionee is not otherwise at  that time vested.

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II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. The shares of Common Stock subject to each outstanding option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. The shares of Common Stock subject to each outstanding option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

          C. All repurchase rights of the Corporation outstanding under the Automatic Option Grant Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SEVEN

MISCELLANEOUS

I.	TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

               (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

               (ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

          The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

III.	AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

          B. The Plan was amended on August 17, 2000 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.

          C. The Plan was amended on August 9, 2001 to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.

          D. The Plan was amended on July 2, 2002 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.

          E. The Plan was amended and restated on June 12, 2003 so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.

          F. The Plan was amended and restated on July 7, 2004 to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

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          G. The Plan was amended on August 31, 2005, 2005 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,600,000 shares. Such amendment was approved by the stockholders at the 2005 Annual Meeting, and no awards were granted on the basis of the 10,600,000-share increase, until such stockholder approval was obtained.

          H. The Plan was amended on August 31, 2006 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,900,000 shares, and (ii) increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares. Such amendment was approved by the stockholders at the 2006 Annual Meeting, and no awards were granted on the basis of the 10,900,000-share increase, until such stockholder approval was obtained.

          I. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.	REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V.	USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

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VI.	NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

          The following definitions shall be in effect under the Plan:

          A. Annual Revenue means as to any Performance Period, the Corporation’s or business unit’s net sales.

          B. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Six of the Plan.

          C. Board shall mean the Corporation’s Board of Directors.

          D. Cash Position means as to any Performance Period, the Corporation’s level of cash and cash equivalents.

          E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          F. Code shall mean the Internal Revenue Code of 1986, as amended.

          G. Common Stock shall mean the Corporation’s common stock.

          H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

          I. Corporation shall mean Network Appliance, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

          J. Determination Date means the latest possible date that will not jeopardize the qualification of an award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          K. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

          L. Earnings Per Share means as to any Performance Period, the Corporation’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

          M. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          N. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

          P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

          Q. Individual Objectives means as to an Optionee or Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Plan Administrator (in its discretion).

          R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

          S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          T. Net Income means as to any Performance Period, the Corporation’s or a business unit’s income after taxes.

          U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

          V. Operating Cash Flow means as to any Performance Period, the Corporation’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

          W. Operating Income means as to any Performance Period, the Corporation’s or a business unit’s income from operations but excluding any unusual items.

          X. Optionee shall mean any person to whom an option is granted under the Plan.

          Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Z. Participant shall mean any person who is issued award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.

          AA. Performance Goals means the goal(s) (or combined goal(s)) determined by the Plan Administrator (in its discretion) to be applicable to an Optionee or Participant with respect to an award granted under the Plan (an “Award”). As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Optionee to Optionee and from award to award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Optionee or Participant. For example (but not by way of limitation), the Plan Administrator may determine that the measures for one or more Performance Goals shall be based upon the Corporation’s pro-forma results and/or results in accordance with generally accepted accounting principles.

          BB. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.

          CC. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.

          DD. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          EE.Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.

          FF. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

          GG. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

          HH. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

          II. Return on Assets means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by average net Corporation or business unit, as applicable, assets.

          JJ. Return on Equity means as to any Performance Period, the percentage equal to the Corporation’s Net Income divided by average stockholder’s equity.

          KK. Return on Sales means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by the Corporation’s or the business unit’s, as applicable, revenue.

          LL.Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

          MM. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          NN. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          OO. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.

          PP. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

          QQ. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          RR. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

          SS. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          TT.10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          UU. Total Shareholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

          VV. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

COMPUTERSHARE
C/O NETWORK APPLIANCES, INC. 2 LASALLE STREET, 3RD FLOOR CHICAGO, IL 60602	ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Network Appliance, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Network Appliance, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NTAAP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NETWORK APPLIANCE, INC.
Vote on Directors
1.	The Board of Directors recommends a vote FOR each of the listed nominees:
	01) Daniel J. Warmenhoven 02) Donald T. Valentine 03) Jeffry R. Allen 04) Carol A. Bartz 05) Alan L. Earhart	06) Edward Kozel 07) Mark Leslie 08) Nicholas G. Moore 09) George T. Shaheen 10) Robert T. Wall	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee’s number on the line below.

Vote On Proposals The Board of Directors recommends a vote FOR each of the listed issues:						For	Against	Abstain

2.	Approve the Company's amended 1999 Stock Incentive Plan, which includes a proposed increase of the maximum number of shares of Common Stock that may be issued thereunder by 10,900,000.					☐	☐	☐

3.	Approve the Company's amended 1999 Plan to increase Director Compensation under the Automatic Option Grant Program from an option to purchase 15,000 shares to an option to purchase 20,000 shares.					☐	☐	☐

4.	Approve a 1,600,000 share increase in the maximum number of shares of Common Stock authorized for issuance under the Company's Employee Stock Purchase Plan.					☐	☐	☐

5.	Ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 27, 2007.					☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Proxy — Network Appliance, Inc.

This Proxy Is Solicited On Behalf Of The Board Of Directors.

Daniel J. Warmenhoven and Steven J. Gomo, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Network Appliance, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on August 31, 2006, and at any adjournments or postponements thereof as follows.

The Board of Directors recommends a vote FOR each of the proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)